NEWMONT GOLD COMPANY
                              Up to $[          ]
                          Medium-Term Notes, Series A
            Due From [          ] to [          ] from Date of Issue
                             Distribution Agreement

                                                    As of            , 1994


    [The Agents]




    Dear Sirs:

              Newmont Gold Company, a Delaware corporation (the "Company"), confirms its agreement with each of you (individually, an "Agent", and collectively, the "Agents") with respect to the issue and sale by the
    Company of up to $[          ] aggregate principal amount of its
    Medium-Term Notes, Series A, due from [          ] to [          ] from
    the date of issue (the "Notes").  The Notes will be issued under an
    Indenture dated as of         , 1994 (the "Indenture"), between the
    Company and The Bank of New York, as Trustee (the "Trustee"). The Company has authorized the issuance of Notes to and through the Agents pursuant to the terms of this Agreement. The Notes will be issued in registered form. Each Note will be represented by either a single global security in registered form without coupons delivered to the Trustee as agent for The Depository Trust Company ("DTC") and recorded in the book-entry system maintained by DTC or, if otherwise provided in an applicable supplement to the Prospectus (as defined below), by a certificate delivered to the holder thereof or a person designated by such holder.

              Subject to the terms and conditions stated herein and subject to the reservation of the right of the Company to sell Notes directly to investors on its own behalf and further subject to the understanding that nothing in this Agreement shall impair or restrict (a) the Company's right to sell securities with terms similar or identical to any Note independently of the continuous offering of Notes contemplated by this Agreement, or (b) the Company's ability to enter into additional Distribution Agreements (without any Agent's consent) for the purpose of appointing additional agents to solicit offers to purchase Notes (which Distribution Agreements shall otherwise contain terms and provisions substantially identical to this Agreement), the Company hereby appoints the Agents as its agents for the purpose of soliciting offers to purchase Notes from the Company by others. In addition, an Agent may also purchase Notes as principal for resale to others and, if the Company determines to sell Notes directly to an Agent and if requested by such Agent, the Company will enter into a Terms Agreement relating to such sale (a "Terms Agreement") in accordance with the provisions of Section 2(b).

              The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No.
    33-    ), including a prospectus, relating to the Notes.  Such
    registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter referred to as the "Registration Statement". The Company proposes to file with the Commission from time to time, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), supplements to the prospectus included in the Registration Statement that will describe certain terms of the Notes. The prospectus in the form in which it appears in the Registration Statement is hereinafter referred to as the "Basic Prospectus". The term "Prospectus" means the Basic Prospectus together with the prospectus supplement or supplements (each a "Prospectus Supplement") specifically relating to Notes, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424(b). As used herein, the terms "Registration Statement", "Basic Prospectus", "Prospectus" and "Prospectus Supplement" shall include in each case the documents, if any, incorporated by reference therein.
    The terms "supplement" and "amendment" or "amend" as used herein shall include all documents filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of the Basic Prospectus that are deemed to be incorporated by reference in the Prospectus. Notwithstanding anything to the contrary above in this paragraph, the Company shall have the right at any time and from time to time to substitute for the Registration Statement one or more other registration statements (each a "Substitute Registration Statement") relating to the Notes and the offering and sale thereof from time to time in accordance with Rule 415 under the Securities Act, by written notification of such substitution to each of the Agents and the Trustee. From and after the date of such notification, such Substitute Registration Statements shall become the Registration Statement as defined in this paragraph and as used for all purposes throughout this Agreement.

              1. Representations and Warranties. The Company represents and warrants to each Agent as of the Commencement Date (as hereinafter defined), as of each date on which the Company accepts an offer to purchase Notes, as of each date the Company issues and sells Notes and as of each date the Registration Statement or the Basic Prospectus is amended or supplemented (each of the times referenced above being referred to herein as a "Representation Date"), as follows (it being understood that such representations and warranties shall be deemed to relate to the Registration Statement, the Basic Prospectus and the Prospectus, each as amended and supplemented to each such date):

              (a)  The Registration Statement (No. 33-    ), including a
    Prospectus, relating to the Notes has been filed with the Commission and has become effective.

              (b) On the effective date of the registration statement relating to the Notes, such registration statement conformed in all material respects to the requirements of the Securities Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission (the "Rules and Regulations") under the Securities Act and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on each Representation Date, the Prospectus will conform in all material respects to the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations, and the Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the foregoing representations do not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Agent specifically for use therein.

              (c) Each document filed by the Company pursuant to the Exchange Act which is incorporated by reference in the Prospectus complied when so filed in all material respects with the Exchange Act and the rules and regulations thereunder, and each document, if any, hereafter filed and so incorporated by reference in the Prospectus (other than documents incorporated by reference therein relating solely to securities other than the Notes) will comply when so filed in all material respects with the Exchange Act and the rules and regulations thereunder.


              2.  Solicitations as Agent; Purchases as Principal.

              (a) On the basis of the representations and warranties herein contained, but subject to terms and conditions herein set forth, each Agent agrees, severally and not jointly, to use its best efforts to solicit offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify.

              The Company reserves the right, in its sole discretion, to instruct any or all of the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of notice from the Company, each Agent will forthwith suspend solicitations of offers to purchase Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed. During the period of time that such solicitation is suspended, the Company shall not be required to deliver any certificates, opinions or letters in accordance with Sections 5(b), 5(c) and 5(d); provided, however, that if any of the events described in Section 5(b), 5(c) or 5(d) shall have occurred during the period of suspension, no Agent shall be required to resume soliciting offers to purchase Notes until the Company has delivered such certificates, opinions and letters as such Agent may reasonably request.

              The Company agrees to pay to each Agent, as consideration for the sale of each Note and receipt of payment therefor resulting from a solicitation made by such Agent, a commission in the form of a discount from the purchase price of such Note equal to the following percentage of the purchase price of such Note:

                                       Term                              Commission Rate



              It is understood that no commission will be payable with respect to any offer to purchase Notes accepted by the Company unless and until the sale of such Notes is consummated.

              Each Agent is authorized to solicit offers to purchase Notes only in the principal amount of $1,000,000 or any amount in excess thereof which is an integral multiple of $10,000. Each Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes received by it as agent that in such Agent's reasonable judgment should be considered by the Company. The Company shall have the sole right to accept offers to purchase Notes and may reject any offer in whole or in part. Each Agent shall have the right to reject any offer to purchase Notes that such Agent reasonably considers to be unacceptable, and any such rejection shall not be deemed a breach of such Agent's agreements contained herein. "Reasonable" with respect to an offer shall be determined by such Agent by reference to then-prevailing interest rates and the interest rates then specified by the Company with respect to offers to sell particular Notes.

              (b) If requested by an Agent in connection with a sale of Notes directly to such Agent as principal for resale to others, the Company will enter into a separate Terms Agreement reasonably satisfactory to the Company and such Agent that will provide for the sale of such Notes to and the purchase and reoffering thereof by such Agent in accordance with the terms of this Agreement and the Terms Agreement. Each Terms Agreement shall be substantially in the form of Exhibit A hereto but may take the form of an exchange of any standard form of written telecommunication between such Agent and the Company or may be an oral agreement confirmed in writing (including by a facsimile transmission). An Agent's commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each agreement by an Agent to purchase Notes as principal (whether or not set forth in a Terms Agreement) shall specify the principal amount of Notes to be purchased by such Agent pursuant thereto, the maturity date thereof, the price to be paid to the Company for such Notes and the time and place of delivery of and payment for such Notes (each such date, a "Settlement Date").

              (c) Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed in the Medium-Term Notes, Series A Administrative Procedures (attached hereto as Exhibit B) (the "Procedures"), as amended from time to time. The Procedures may be amended only by written agreement of the Company and each Agent and, in the case of amendments which affect the rights, duties or obligations of the Trustee, with the written agreement of the Trustee. To the extent the Procedures in effect from time to time conflict with any provision of this Agreement, the provisions of this Agreement shall govern. The Company will furnish a copy of the Procedures from time to time in effect to the Trustee.

              (d) The documents required to be delivered by Section 4 of this Agreement shall be delivered at the office of White & Case, counsel to the Company, not later than 2:00 P.M., New York City time, on the date hereof, or at such other time and/or place as you and the Company may agree upon in writing (the "Commencement Date").

              (e) No Agent is authorized to give any information or make any representation in connection with the solicitation of purchases of Notes as agents or the offer or sale of the Notes as principals other than those contained in the Prospectus and the documents incorporated therein by reference, and each Agent will indemnify the Company against any losses, liabilities, damages or claims, or actions in respect hereof, which the Company may incur or which may be made against the Company arising out of or in connection with the making by such Agent of any unauthorized representation or the giving by such Agent of any information, in connection with the solicitation of purchases of the Notes as agents or the offer or sale of Notes as principals, which is not contained in the Prospectus.

              (f) Each Agent represents that it is a broker-dealer registered under the Exchange Act.

              3.  Agreements.  The Company agrees with each Agent that:

              (a) The Company will promptly notify such Agent of (i) the filing of any amendment or supplement to the Basic Prospectus, other than filings relating solely to securities other than the Notes or solely establishing the terms of particular Notes to be sold pursuant hereto, (ii) the filing and effectiveness of any amendment to the Registration Statement, other than filings relating solely to securities other than the Notes, (iii) any request by the Commission for any amendment of the Registration Statement or any amendment of or supplement to the Basic Prospectus or for any additional information, other than any request relating solely to securities other than the Notes, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use reasonable efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

              (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which, in the opinion of counsel to the Agents, the Registration Statement or the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus, as then amended or supplemented, is delivered, to a purchaser, not misleading, or if, in such Agent's reasonable opinion or in the opinion of counsel to the Company, it is necessary at any time to amend or supplement the Registration Statement or the Prospectus, as then amended or supplemented, to comply with law, the Company will promptly notify the Agents by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Notes and, if so notified by the Company, such Agent shall forthwith suspend such solicitation and cease using the Prospectus as then amended or supplemented and cease sales of any Notes such Agent may own as principal. If the Company shall decide to amend or supplement the Registration Statement or Prospectus as then amended or supplemented, it shall so advise such Agent promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to such Agent in such quantities as such Agent may reasonably request. If such amendment or supplement and any documents, certificates, opinions and letters furnished to such Agent pursuant to Sections 5(b), 5(c) and 5(d) in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to such Agent, upon the filing of such amendment or supplement with the Commission or effectiveness of an amendment to the Registration Statement, such Agent will resume the solicitation of offers to purchase Notes hereunder. Notwithstanding any other provision of this Section 3(b), until the distribution of any Notes any

    Agent may own as principal has been completed, if any event described above in this paragraph (b) occurs, the Company will, at its own expense, forthwith prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus as then amended or supplemented, reasonably satisfactory to such Agent, and will supply such amended or supplemented Prospectus to such Agent in such quantities as such Agent may reasonably request. If such amendment or supplement and any documents, certificates, opinions and letters furnished to such Agent pursuant to Sections 5(b), 5(c) and 5(d) in connection with the preparation and filing of such amendment or supplement are reasonably satisfactory to such Agent, upon the filing of such amendment or supplement with the Commission or effectiveness of an amendment to the Registration Statement, such Agent may resume its resale of Notes as principal.

              (c) The Company will make generally available to its security holders and to such Agent as soon as practicable earnings statements that satisfy the provisions of Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158) covering twelve month periods beginning after the "effective date" (as defined in Rule 158 under the Securities Act) of the Registration Statement with respect to each sale of Notes. It is understood by the parties hereto that the foregoing sentence does not require any filing or other action by the Company other than its periodic filings on Form 10-K and Form 10-Q.

              (d) The Company will furnish to such Agent, promptly after the filing thereof with the Commission, copies of its annual report on Form 10-K (including the audited financial statements of the Company for the preceding fiscal year), its quarterly reports on Form 10-Q with respect to each of the first three quarters of any fiscal year and its reports on Form 8-K (other than reports relating solely to securities other than the Notes); provided, however, that if on the date of such filing any Agent shall have suspended solicitation of purchases of the Notes in its capacity as agent pursuant to a request from the Company, and if such Agent shall not hold any Notes as principal purchased pursuant to a Terms Agreement, the Company shall not be obligated to furnish copies of such reports to such Agent until such time as the Company shall determine that solicitation of purchases of the Notes should be resumed by such Agent or shall subsequently enter into a new Terms Agreement with such Agent.

              (e) The Company will use its reasonable efforts to qualify the Notes for offer and sale under the securities or blue sky laws of such jurisdictions as such Agent shall reasonably request and will maintain such qualifications for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

              (f) The Company, during the period when the Prospectus is required to be delivered or made available, will use reasonable efforts to file in a timely manner all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

              (g) The Company will, whether or not any sale of Notes is consummated, pay all expenses incident to the performance of its obligations under this Agreement and any Terms Agreement, including:
    (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Notes, (iii) the reasonable fees and disbursements of the Company's counsel and accountants and of the Trustee and its counsel, (iv) the qualification of the Notes under securities or blue sky laws in accordance with the provisions of
    Section 3(e), including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky Memoranda, (v) the printing and delivery to such Agent in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto, and of the Basic Prospectus and any amendments or supplements thereto, (vi) the reproduction and delivery to such Agent of copies of the Indenture and any Blue Sky Memoranda, (vii) any fees charged by rating agencies for the rating of the Notes, (viii) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., (ix) the reasonable fees and disbursements of counsel for the Agents incurred in connection with the offering and sale of the Notes and (x) any out-of-pocket expenses incurred by such Agent, with the written approval of the Company.

              Notwithstanding the foregoing, any advertising relating to the offer or sale of any Notes or this Agreement undertaken by any Agent will be for the account of such Agent and will not be paid for or reimbursed by the Company. Each of the Agents hereby agrees that no such advertising will be undertaken by it without the prior oral or written approval thereof by the Company.


              4. Conditions of the Obligations of the Agents. The obligations of each Agent to solicit offers to purchase Notes as agent of the Company, the obligations of each Agent to purchase Notes pursuant to any Terms Agreement or otherwise and the obligations of any other purchaser to purchase Notes will be subject to the absence of any downgrading in the rating of any senior debt securities of the Company by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implication of a possible upgrading, and no implication of a possible downgrading, of such rating), the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company's officers made in each certificate furnished pursuant to the provisions hereof prior to or concurrently with any such solicitation or purchase, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed, in each case, at the time of such solicitation or purchase and to the following additional conditions precedent:

              (a) On the Commencement Date and, if called for by any agreement by such Agent to purchase Notes as principal, on the corresponding Settlement Date, such Agent shall have received:

              (i) The opinion, dated as of such date, of White & Case, counsel for the Company, to the effect that:

              (A) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

              (B) The Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act; the Notes have been duly authorized; the Indenture constitutes and the Notes, when executed, authenticated, issued and delivered in the manner provided in the Indenture and sold to any purchaser through any Agent as agent or to any Agent as principal pursuant to any Terms Agreement, will constitute, valid and legally binding obligations of the Company enforceable in accordance with their terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, or by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law); and the Notes, when issued and delivered in the manner provided for in the Indenture and sold to a purchaser through any Agent as agent or to any Agent as principal pursuant to any Terms Agreement, will conform, in all material respects to the description thereof contained in the Prospectus;

              (C) No consent, approval, authorization or order of, or filing with, any New York State or Federal governmental agency or body or any New York State or Federal court having jurisdiction over the Company or any of its material properties is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement, and, if the opinion is being delivered as a result of the Company's having entered into a Terms Agreement requiring such opinion, the applicable Terms Agreement, in connection with the issuance or sale of the Notes by the Company, except such as have been obtained and made under the Securities Act and the Trust Indenture Act and such as may be required under state securities or Blue Sky laws (as to which such counsel need express no opinion);

              (D) The execution, delivery and performance of the Indenture, this Agreement and the issuance and sale of the Notes and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Restated Certificate of Incorporation or By-Laws of the Company or any statute, rule, regulation or order applicable to the Company or any of its subsidiaries of which such counsel is aware of any federal or New York State governmental agency or body or court having jurisdiction over the Company or any of its material properties (other than those that may be required under the Securities Act and under applicable state securities or Blue Sky laws as to which such counsel need express no opinion) and the Company has full corporate power and authority to authorize, issue and sell the Notes as contemplated by this Agreement (and, if the opinion is being delivered as a result of the Company's having entered into a Terms Agreement requiring such opinion, the applicable Terms Agreement);

              (E) Each of the registration statement, as of its effective date, the Registration Statement and the Prospectus, and any amendment or supplement thereto, as of its date, appeared on its face to comply as to form in all material respects with the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations thereunder; nothing has come to such counsel's attention which causes it to believe that such registration statement, as of its effective date, the Registration Statement or the Prospectus or any such amendment or supplement, as of its date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood that such counsel need express no opinion as to the financial statements and schedules or other financial or statistical data contained in any of the above-mentioned documents; and

              (F) This Agreement and, if the opinion is being delivered as a result of the Company's having entered into a Terms Agreement requiring such opinion, the applicable Terms Agreement, has been duly authorized, executed and delivered by the Company.

              (ii) Graham M. Clark, Jr., Esq., Senior Vice President and General Counsel for the Company, shall have furnished to the Agents his written opinion, dated as of such date to the effect that:

              (A) The Company has been duly incorporated and is an existing corporation in good standing in its state of incorporation and has been duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which its ownership of property or the conduct of business requires such qualification (except where the failure to so qualify would not have a material adverse effect upon the Company and its subsidiaries taken as a whole), and has all power and authority necessary to own its properties and conduct the business in which it is engaged as described in the Prospectus;

              (B) The execution, delivery and performance of the Indenture, this Agreement and, if the opinion is being delivered as a result of the Company's having entered into a Terms Agreement requiring such opinion, the applicable Terms Agreement and the issuance and sale of the Notes and compliance with the terms and provisions hereof and, if applicable, thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under any order, rule or regulation applicable to the Company or any of its subsidiaries of which such counsel is aware of any court or governmental agency or body having jurisdiction over the Company or any of its material properties, or any material agreement or instrument to which the Company or any material subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the Restated Certificate of Incorporation or By-Laws of the Company or any such subsidiary;

              (C) Such counsel is not aware of any consent, approval, authorization or order of, or filing with, any governmental agency or body or any court having jurisdiction over the Company or any of its material properties that is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement and, if the opinion is being delivered as a result of the Company's having entered into a Terms Agreement requiring such opinion, the applicable Terms Agreement in connection with the issuance or sale of the Notes by the Company, except such as may be required under the Securities Act, the Trust Indenture Act and under state securities or Blue Sky laws (as to which such counsel need express no opinion);

              (D) The documents incorporated by reference in the Prospectus (other than the financial statements and related schedules and other financial and statistical data contained therein, as to which such counsel need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act, as amended and the rules and regulations of the Commission thereunder; and nothing has come to such counsel's attention which causes it to believe that any of such documents, when such documents were so filed contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the cir-cumstances under which they were made when such documents were so filed, not misleading;

              (E) Nothing has come to such counsel's attention which causes it to believe that such registration statement, as of its effective date, the Registration Statement or the Prospectus, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood that such counsel need express no opinion as to the financial statements and schedules or other financial or statistical data contained in any of the above-mentioned documents and that such counsel need express no opinion as to supplements and amendments to the registration statement, as of its effective date, relating solely to securities other than the Notes; and

              (F) The statements contained in the Company's Annual Reports on Form 10-K under the heading "Item 3. Legal Proceedings", and the statements contained in the Company's Quarterly Reports on Form 10-Q under the heading "Item 1. Legal Proceedings", in each case, which are incorporated or deemed to be incorporated by reference in the Prospectus, insofar as such statements constitute a summary of the legal documents, matters or proceedings referred to therein, fairly present the information called for with respect to such legal documents, matters and proceedings.

              (iii) The Agents shall have received from Davis Polk & Wardwell, counsel for the Agents, such opinion or opinions with respect to the incorporation of the Company, the validity of the Notes, the Registration Statement, the Prospectus and other related matters as they may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

              (b) The Representatives shall have received a certificate, dated the Commencement Date, and, if called for by any agreement by such Agent to purchase Notes as principal, on the corresponding Settlement Date, of the chairman, the vice chairman, the president, any senior vice president or any vice president and a principal financial or accounting officer of the Company in which such officers, on behalf of the Company and to their knowledge, shall state that the representations and warranties of the Company in this Agreement are true and correct at and as of such date, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

              (c) On the Commencement Date and, if called for by any agreement by such Agent to purchase Notes as principal, on the corresponding Settlement Date, Arthur Andersen & Co. shall have furnished to such Agent a letter or letters from Arthur Andersen & Co. or another nationally recognized firm of independent public accountants reasonably satisfactory to the Agents, dated as of the Commencement

    Date or such Settlement Date, as the case may be, in form and substance satisfactory to such Agent containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus, as amended or supplemented.

              (d) If any condition specified in this Section shall not have been fulfilled as of the relevant date required, this Agreement and any Terms Agreement may be terminated as to any Agent by notice by such Agent to the Company at any time with respect to this Agreement and at or prior to the applicable Settlement Date with respect to Notes purchased by an Agent pursuant to a Terms Agreement, and any such termination shall be without liability of any party to any other party, except that the covenant set forth in Section 3(c) (except that the Company shall no longer be required to comply with the provisions of
    Section 3(c) after it has made generally available to its security holders an earnings statement (which need not be audited) covering a twelve-month period beginning after the date of the last sale of Notes hereunder which satisfies the provisions of Rule 158 of the Rules and Regulations), the provisions of Section 3(g), the indemnity and contribution agreements set forth in Section 6, and the provisions of Sections 2(e), 8 and 12 shall remain in effect.

              5. Additional Agreements of the Company. The Company covenants and agrees that:

              (a) Each acceptance by it of an offer for the purchase of Notes, and each sale of Notes to any Agent pursuant to a Terms Agreement, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in the most recent certificate theretofore delivered to the Agents pursuant to Section 4(b) or 5(b), as the case may be, are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent, or to the Agents, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended and supplemented to each such time).

              (b) Each time the Registration Statement or Prospectus is amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, offering price, principal amount, amortization schedules or maturities offered on the Notes or for a change deemed immaterial in the reasonable opinion of each Agent or other than by an amendment or supplement (including as a result of the filing of a document incorporated by reference) relating solely to securities other than the Notes or solely establishing the terms of particular Notes to be sold pursuant hereto), the Company will, if requested by an Agent in writing (provided that such request is made within 30 days of being notified of such amendment or supplement pursuant to Section 3(a)), deliver or cause to be delivered forthwith to each Agent a certificate signed by an executive officer of the Company, dated the date of such amendment or supplement, as the case may be, in form reasonably satisfactory to such Agent, of the same tenor as the certificate referred to in Section 4(b) modified as necessary to relate to the Registration Statement or the Prospectus as amended and supplemented to the time of delivery of such certificate; provided, however, that the Company shall not be required to furnish any certificates to any Agent pursuant to this paragraph at a time when such Agent shall have suspended solicitation of purchases of Notes in its capacity as agent pursuant to instructions of the Company, if such Agent shall then not hold any Notes as principal purchased under a Terms Agreement.

              (c) Each time the Company furnishes a certificate pursuant to
    Section 5(b), the Company shall furnish or cause to be furnished forthwith to each Agent written opinions of counsel for the Company. Any such opinion shall be dated the date of such amendment or supplement, as the case may be, shall be in a form satisfactory to such Agent and shall be of the same tenor as the opinions referred to in
    Section 4(a), but modified to relate to the Registration Statement or the Prospectus as amended and supplemented to the time of delivery of such opinions. In lieu of such opinions, counsel last furnishing such opinions to such Agent may furnish to such Agent letters to the effect that such Agent may rely on such last opinions to the same extent as though they were dated the date of such letters (except that statements in such last opinions will be deemed to relate to the Registration Statement or the Prospectus as amended and supplemented to the time of delivery of such letters); provided, however, that no such opinions need be furnished to any Agent pursuant to this paragraph at a time when such Agent shall have suspended solicitation of purchases of Notes in its capacity as agent pursuant to instructions of the Company, if such Agent shall then not hold any Notes as principal purchased under a Terms Agreement.

               (d) Each time the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information or such amended or supplemental financial information is incorporated by reference in the Registration Statement or the Prospectus, the Company shall, if requested by any Agent, cause Arthur Andersen & Co. or any other nationally recognized firm of independent public accountants reasonably satisfactory to the Agents forthwith to furnish each Agent with a letter, dated the date of such amendment or supplement, as the case may be, in form satisfactory to such Agent, of the same tenor as the letter referred to in Section 4(c), with regard to the amended or supplemental financial information included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented to the date of such letter; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Arthur Andersen & Co. or such other firm may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting or financial nature is such that, in the Agents' reasonable judgment, such letter should cover such other information; provided further, however, that the Company shall not be required to cause Arthur Andersen & Co. or another firm of certified public accountants reasonably satisfactory to the Agents to furnish a letter to any Agent pursuant to this paragraph at a time when such Agent shall have suspended solicitation of purchases of Notes in its capacity as agent pursuant to instructions of the Company, if such Agent shall then not hold any Notes as principal purchased under a Terms Agreement.

                6. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Agent for any legal or other expenses reasonably incurred by such Agent in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Agent specifically for use therein; and provided, further, that the Company will not be liable to any agent under the indemnity agreement in this subsection (a) for losses, claims, damages or liabilities (or actions in respect thereof) arising out of or in connection with any matter in respect of which the Agents have agreed to indemnify the Company pursuant to Section 2(e); and provided, further, that the Company shall not be liable to any Agent under the indemnity agreement in this subsection (a) with respect to any prospectus to the extent that any such loss, claim, damage or liability of such Agent results from a sale of Notes to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus as then amended or supplemented in any case where such delivery is required by the Securities Act if the Company has previously furnished copies thereof to such Agent and the loss, claim, damage or liability results from an untrue statement or omission of a material fact contained in the prospectus which was corrected in the Prospectus (as then amended, supplemented or modified).

                (b) In addition to the indemnity provided in Section 2(e), each Agent will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Agent specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

                (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement.

                (d) If the indemnification provided for in this Section is unavailable (other than as a result of the provisos contained in subsection (a)) or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of each Agent participating in the offering of Notes that gave rise to such losses, claims, damages or liabilities (a "Relevant Agent") on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabili-ties, as well as any other equitable considerations, including relevant benefit. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Relevant Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection
    (d). Notwithstanding the provisions of this subsection (d), no Relevant Agent shall be required to contribute any amount in excess of the amount by which (x) the sum of (i) the total price at which the Notes, the purchase of which is the subject of the claim for con-tribution and which was solicited by such Relevant Agent, were sold by the Company and (ii) the total price at which the Notes, the purchase of which is the subject of the claim for contribution and which such Relevant Agent purchased as principal and distributed to the public, were offered to the public, exceeds (y) the amount of any damages which such Relevant Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents' obligations in this subsection (d) to contribute are several in proportion to their respective agency obligations and not joint.

                (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the

    Securities Act; and the obligations of the Agents under this Section shall be in addition to any liability which the respective Agents may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

              7. Termination. This Agreement may be terminated at any time either (a) by the Company as to any Agent or all of the Agents or
    (b) by any Agent, insofar as this Agreement relates to such Agent, upon the giving of 30 days' written notice of such termination to the other parties hereto. In the event of such termination with respect to any Agent, this Agreement shall remain in full force and effect with respect to any Agent as to which such termination has not occurred.
    Any Terms Agreement shall be subject to termination in the absolute discretion of any Agent which is a party thereto at any time prior to the Settlement Date relating thereto if (i) trading in securities generally on the New York Stock Exchange, Inc. shall have been suspended or materially limited or there shall be any setting of minimum prices for trading on such exchange; (ii) a general moratorium on commercial banking activities in the State of New York or the United States shall have been declared by Federal or New York authorities; or
    (iii) there shall have occurred any material outbreak, or material escalation, of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of such Agent or Agents the effect of any such outbreak, escalation, declaration, calamity or emergency is so material and adverse so as to make it impracticable or inadvisable to proceed with the completion of the sale of and payment for the Notes. The termination of this Agreement shall not require termination of any agreement by any Agent to purchase Notes as principal, and the termination of any such agreement shall not require termination of this Agreement. If this Agreement is terminated, the provisions of the third paragraph of Section 2(a), the last two sentences of Section 3(b), Section 3(c) (except that the Company shall no longer be required to comply with the provisions of Section 3(c) after it has made generally available to its security holders an earnings statement (which need not be audited) covering a twelve-month period beginning after the date of the last sale of Notes hereunder which shall satisfy the provisions of Rule 158 of the Rules and Regulations), 3(g), 6, 8 and 12 shall survive; provided that if at the time of termination an offer to purchase Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of such Notes has not occurred, the provisions of Sections 2(c) and 3(a) shall also survive. If any Terms Agreement is terminated, the provisions of Sections 3(c) (except that the Company shall no longer be required to comply with the provisions of Section 3(c) after it has made generally available to its security holders an earning statement (which need not be audited) covering a twelve-month period beginning after the date of the last sale of Notes hereunder which shall satisfy the provisions of Rule 158 of the Rules and Regulations), 3(g), 6, 8 and 12 and the last two sentences of Section 3(b) (which shall have been incorporated by reference in such Terms Agreement) shall survive.

              8. Representations and Indemnities to Survive. The respective indemnity and contribution agreements, representations, warranties and other statements of the Company, its officers and each Agent set forth in or made pursuant to this Agreement or any agreement by such Agent to purchase Notes as principal will remain in full force and effect, regardless of any termination of this Agreement, any investigation made by or on behalf of such Agent or the Company or any of the officers, directors or controlling persons referred to in
    Section 6 and delivery of and payment for the Notes.

               9. Notices. All communications hereunder will be in writing and shall be deemed to have been duly given if hand delivered, sent by first-class mail (postage prepaid) or transmitted by facsimile (confirmed in writing by hand delivery or first-class mail sent on the date of such facsimile communication) as follows:

              if to [Agent]

                   Attention:
                   Tel:
                   Fax:


              if to [Agent]


                   Attention:
                   Tel:
                   Fax:


              in each case, with a copy to:

                   Davis Polk & Wardwell
                   450 Lexington Avenue
                   New York, New York  10017
                   Attention:  Francis J. Morison, Esq.
                   Tel:  (212)
                   Fax:  (212)

              and, if to the Company:


                   1700 Lincoln Street
                   Denver, Colorado  80203
                   Attention:  Timothy J. Schmitt, Esq.
                   Tel:  (303) 863-7414
                   Fax:  (303) 837-5810

              with a copy to:

                   White & Case
                   1155 Avenue of the Americas
                   New York, New York  10036
                   Attention:  Maureen Brundage, Esq.
                   Tel:  (212) 819-8314
                   Fax:  (212) 354-8113

               10. Successors. This Agreement and any Terms Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 6 and their heirs and legal representatives and the purchasers of Notes (to the extent expressly provided herein), and no other person will have any right or obligation hereunder. No purchaser of Notes, except as provided herein, shall be deemed to be a successor by reason merely of such purchase.

              11. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

              12. APPLICABLE LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

              13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

              If the foregoing is in accordance with the understanding of the Agents of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and the acceptance of the Agents shall represent a binding agreement between the Company and such Agent.

                                  Very truly yours,

                                  NEWMONT GOLD COMPANY



                                  By:
                                  Title:







    The foregoing Agreement
    is hereby confirmed
    and accepted as of the
    date first above written.

    [AGENT]



    By:
    Title:


    [AGENT]



    By:
    Title:

                                                                  EXHIBIT A


                              NEWMONT GOLD COMPANY
                          Medium-Term Notes, Series, A
                                Terms Agreement

                                                                     , 19

    Newmont Gold Company
    1700 Lincoln Street

    Denver, Colorado  80203

    Attention:

              Re:  Distribution Agreement
                   Dated as of         , 1994


    The undersigned agrees to purchase your Medium-Term Notes, Series A having the following terms:

                                                          FIXED                                FLOATING
                      ALL NOTES:                          RATE NOTES:                          RATE NOTES:

                      Principal                           Interest Rate:                       Base Rate:
                      Amount:
                                                          Applicability of Annual              Index Maturity:
                      Purchase Price:                     Interest Payments:
                                                                                               Spread:
                      Settlement Date and Time:
                                                                                               Spread
                      Place of Delivery:                                                       Multiplier:

                      Issue Date:                                                              Alternate Rate
                                                                                               Event Spread:

                                                                                               Initial Interest Rate:

                                                                                               Interest Reset Dates:

                      Maturity Date:

                      Interest Payment Period:

                      Interest Payment Date(s):

                      Optional Repayment Date(s):

                      Initial Redemption Date:

                      Initial Redemption
                      Percentage:

                      Applicability of Annual
                      Redemption Percentage
                      Reduction:

                      If yes, state Annual
                      Percentage Reduction:


              The provisions of Sections 1, 2(b), 2(c), 3, 4 and 6 through 13 of the Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

              [The opinions referred to in Section 4(a) of the Distribution Agreement, the certificate referred to in Section 4(b) of the Distribution Agreement and the accountants' letter referred to in
    Section 4(c) of the Distribution Agreement will be required.]

                                   [NAME OF PURCHASER]



                                   By:
                                   Title:


    Accepted as of the date
    written above:

    NEWMONT GOLD COMPANY



    By:
    Title:

                                                                  EXHIBIT B


                              NEWMONT GOLD COMPANY

             MEDIUM-TERM NOTES, SERIES A, ADMINISTRATIVE PROCEDURES




              Explained below are the administrative procedures and specific terms of the offering of Medium-Term Notes, Series A on a continuous basis by Newmont Gold Company (the "Company") pursuant to
    the Distribution Agreement, dated as of                   , 1994 (the
    "Distribution Agreement") between the Company and
                              ,                     and
                          (the "Agents"). In the Distribution Agreement, each Agent has agreed to use its best efforts to solicit purchases of the Notes. An Agent, as principal, may purchase Notes for its own account and if requested by such Agent, the Company and the Agent will enter into a Terms Agreement, as contemplated by the Distribution Agreement.

              The Notes will be issued pursuant to the provisions of the
    Indenture dated as of              , 1994 (the "Indenture"), between
    the Company and The Bank of New York, as Trustee (the "Trustee"). The Trustee will be the Registrar, Calculation Agent (if applicable) and Paying Agent for the Notes, and will perform the duties specified herein. Notes will bear interest at a fixed rate (the "Fixed Rate Notes") or at floating rates (the "Floating Rate Notes"). The principal of and interest on the Notes will be payable in U.S. dollars only. Each Note will be represented by either a Global Security (as defined below) delivered to the Trustee as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note"), or a certificate delivered to the holder thereof or a person designated by such holder (a "Certificated Note"). Except in limited circumstances, an owner of a Book-Entry Note will not be entitled to receive a Certificated Note.

              Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part I hereof as they may subsequently be amended as the result of changes in DTC's operating procedures, and Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. Unless otherwise defined herein or in the Distribution Agreement, terms defined in the Indenture or the Notes shall be used herein as therein defined.

            PART I:  ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

              In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Company and the Trustee to DTC, dated as of the date hereof (the "Letter of Representa-tion"), and a Medium-Term Note Certificate Agreement between the Trustee and DTC, dated April 14, 1989, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

    Issuance:           On any date of settlement (as defined under
                        "Settlement" below) for one or more Book-Entry
                        Notes, the Company will issue a single global
                        security in fully registered form without
                        coupons (a "Global Security") representing up
                        to   $150,000,000 principal amount of all such
                        Notes that have the same purchase price, settlement date, Maturity Date, redemption provisions, Interest Payment Dates, Original
                        Issue Date, and, in the case of Fixed Rate
                        Notes, Interest Rate, or, in the case of Floating Rate Notes, Initial Interest Rate,
                        Interest Payment Dates, Interest Payment
                        Period, Calculation Agent, Base Rate, Index
                        Maturity, Interest Reset Period, Interest
                        Reset Dates, Spread or Spread Multiplier (if any), Alternative Rate Event Spread (if any),
                        Minimum Interest Rate (if any) and Maximum
                        Interest Rate (if any), and any other relevant terms (collectively "Terms"). Each Global
                        Security will be dated and issued as of the date of its authentication by the Trustee.
                        Book-Entry Notes may only be denominated and payable in U.S. dollars. No Global Security will represent any Certificated Note.

    Identification      The Company has arranged with the CUSIP
    Numbers:            Service Bureau of Standard & Poor's
                        Corporation (the "CUSIP Service Bureau") for
                        the reservation of a series of approximately
                        [900] CUSIP numbers (including tranche
                        numbers) for assignment to Global Securities
                        representing the Book-Entry Notes.  The
                        Company has obtained from the CUSIP Service
                        Bureau a written list of series of reserved
                        CUSIP numbers and has delivered to the Trustee
                        and DTC the written list of [900] CUSIP
                        numbers of such series.  The Company will
                        assign CUSIP numbers to Global Securities as
                        described below under Settlement Procedure
                        "B".  DTC will notify the CUSIP Service Bureau
                        periodically of the CUSIP numbers that   the
                        Company has assigned to Global Securities. At any time when fewer than 100 of the reserved
                        CUSIP numbers remain unassigned to Global
                        Securities, the Company, if it deems
                        necessary, will reserve additional CUSIP numbers for assignment to Global Securities representing Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional CUSIP numbers to the Trustee and DTC.

    Registration:       Each Global Security will be registered in the
                        name of Cede & Co., as nominee for DTC, on the Security Register maintained under the
                        Indenture.  The beneficial owner of a
                        Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC
                        (with respect to such Note, the
                        "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

    Transfers:          Transfers of a Book-Entry Note will be
                        accompanied by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in
                        DTC) acting on behalf of beneficial
                        transferors and transferees of such Note.

    Exchange:           The Trustee may deliver to DTC and the CUSIP
                        Service Bureau at any time a written notice of consolidation specifying (i) the CUSIP numbers of two or more Outstanding Global Securities that represent Book-Entry Notes having the same Terms and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Book-Entry Notes, on which such Global
                        Securities shall be exchanged for a single replacement Global Security and (iii) a new
                        CUSIP number to be assigned to such
                        replacement Global Security. Upon receipt of such a notice, DTC will send to its Participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global
                        Securities for a single Global Security
                        bearing the new CUSIP number and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed
                        $150,000,000 in aggregate principal amount, one Global Security will be authenticated and issued to represent each $150,000,000 principal amount of the exchanged Global
                        Security and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Global
                        Securities (see "Denominations" below). In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

    Maturities:         Each Book-Entry Note will mature on a date
                        from nine months to 30 years from its date of issue.

    Notice of           The Trustee will give notice to DTC prior to
    Redemption          each Redemption Date (as specified in the
    Dates:              Note), if any, at the time and in the manner
                        set forth in the Letter of Representation.

    Denominations:      Unless the applicable Pricing Supplement
                        provides otherwise, Book-Entry Notes will be issued in principal amounts of $100,000 or any amount in excess thereof that is an integral multiple of $1,000. Global Securities will be denominated in principal amounts not in excess of $150,000,000. If one or more Book-Entry
                        Notes having an aggregate principal amount in excess of $150,000,000 would, but for the preceding sentence, be represented by a single
                        Global Security, then one Global Security will be issued to represent each $150,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Security will be issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

    Interest:           General.  Interest on each Book-Entry Note
                        will accrue from and including the Original
                        Issue Date of the Global Security representing such Note for the first interest period and from the most recent date to which interest has been paid for all subsequent interest periods. Each payment of interest on a Book-Entry Note will include interest accrued to but excluding the Interest Payment Date;
                        provided that in the case of Floating Rate
                        Notes that reset daily or weekly, interest payments will include interest accrued to and including the Regular Record Date immediately preceding the Interest Payment Date, except that at maturity or earlier redemption, the interest payable will include interest accrued to, but excluding, the maturity date or the date of redemption, as the case may be.
                        Interest payable at the maturity or upon redemption of a Book-Entry Note will be payable to the person to whom the principal of such Note is payable. Standard & Poor's
                        Corporation will use the information received in the pending deposit message described under Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Global Security in the appropriate weekly bond report published by Standard &
                        Poor's Corporation.

                        Regular Record Dates. The Regular Record Date with respect to any Interest Payment Date shall be the date fifteen calendar days immediately preceding such Interest Payment Date.

                        Fixed Rate Book-Entry Notes. Unless otherwise specified in the applicable Pricing Supplement, interest payments on Fixed Rate Book-Entry Notes will be made semiannually on March 15 and September 15 of each year and at maturity or upon any earlier redemption; provided, however, that in the case of a Fixed Rate Book-Entry Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

                        Floating Rate Book-Entry Notes. Interest payments will be made on Floating Rate Book-Entry Notes weekly, monthly, quarterly, semiannually or annually. Unless otherwise agreed upon, interest will be payable, in the case of Floating Rate Book-Entry Notes with a daily, weekly or monthly Interest Reset Date, on the third Wednesday of each month, on the third Wednesday of March, June, September and December, on the third Wednesday of June and December of each year, or as specified pursuant to Settlement Procedure "A" below; in the case of Notes with a quarterly Interest Reset Date, on the third Wednesday of March, June, September and December of each year; in the case of Notes with a semi-annual Interest Reset Date, on the third Wednesday of the two months of each year specified pursuant to Settlement Procedure "A" below; and in the case of Notes with an annual Interest Reset Date, on the third Wednesday of the month of each year specified pursuant to Settlement Procedure "A" below; provided, however, that if any Interest Payment Date for Floating Rate Book-Entry Notes would otherwise be a day that is not a Business Day with respect to such Floating Rate Book-Entry Notes, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating

                        Rate Book-Entry Notes, except in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the Business Day immediately preceding the day that would have otherwise been such Interest Payment Date; and provided, further, that in the case of a Floating Rate Book-Entry Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

    Calculation of      Fixed Rate Book-Entry Notes.  Unless otherwise
    Interest:           specified in the applicable Pricing
                        Supplement, interest on Fixed Rate Book-Entry
                        Notes (including interest for partial periods) will be calculated on the basis of a year of twelve thirty-day months.

                        Floating Rate Book-Entry Notes. Interest rates on Floating Rate Book-Entry Notes will be determined as set forth in the form of Notes. Unless otherwise specified in the applicable Pricing Supplement, interest on Floating Rate Book-Entry Notes will be calculated on the basis of actual days elapsed and a year of 360 days except that in the case of Treasury Rate Notes, interest will be calculated on the basis of the actual number of days in the year.

    Payments of         Promptly after each Regular Record Date, the
    Principal and       Trustee will deliver to the Company and DTC a
    Interest:           written notice specifying by CUSIP number the
                        amount of interest to be paid on each Global
                        Security on the following Interest Payment
                        Date (other than an Interest Payment Date coinciding with maturity or any earlier redemption date) and the total of such amounts. DTC will confirm the amount payable on each such Global Security on such Interest
                        Payment Date by reference to the daily bond reports published by Standard & Poor's
                        Corporation. The Company will pay to the Trustee, as paying agent, the total amount of interest due on such Interest Payment Date
                        (other than at maturity, redemption), and the Trustee will pay such amount to DTC at the times and in the manner set forth below. If any Interest Payment Date for a Fixed Rate
                        Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date. If any Interest Payment Date for a Floating Rate
                        Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and interest shall accrue to, but not including, such next succeeding Business Day, except that, in the case of a Book-Entry LIBOR Note, if such

                        Business Day is in the next calendar month, such Interest Payment Date shall be the Business Day immediately preceding the day that would otherwise have been such Interest Payment Date with respect to such Book-Entry LIBOR Note.

                        On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal and interest to be paid on each Global Security maturing either at maturity or on a redemption date in the following month. The Company and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity Date or redemption date of such Global Security. The Company will pay to the Trustee, as the paying agent, the principal amount of such Global Security, together with interest due at such Maturity Date or redemption date. The Trustee will pay such amounts to DTC at the times and in the manner set forth below. If any Maturity Date or redemption date of a Global Security representing a Fixed Rate Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity Date or redemption date. If any Maturity Date or redemption date of a Global Security representing Floating Rate Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day with respect to such Note and interest shall accrue to but not including such next succeeding Business Day, except that, in the case of a Book-Entry LIBOR Note, if such Business Day is in the next succeeding calendar month, such Maturity Date or redemption date shall be the Business Day immediately preceding the day that would otherwise have been such Maturity Date or redemption date with respect to such Book-Entry LIBOR Note. Promptly after payment to DTC of the principal and interest due on the Maturity Date or redemption date of such Global Security, the Trustee will cancel such Global Security in accordance with the terms of the Indenture and deliver it to the Company.

                        The total amount of any principal and interest due on Global Securities on any Interest Payment Date or at maturity or upon redemption shall be paid by the Company to the Trustee in funds available for immediate use by the Trustee on such date. The Company will make such payment on such Global Securities by instructing the Trustee to withdraw funds from an account maintained by the Company at the

                        Trustee.  The Company will confirm such
                        instructions in writing to the Trustee. On each Maturity Date or redemption date or as soon as possible thereafter, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC in funds immediately available on such date, each payment of interest or principal (together with interest thereon) due on Global Securities on any Maturity Date or redemption date. On each Interest Payment Date, interest payments shall be made to DTC in same-day funds in accordance with existing arrangements between the Trustee and DTC.

                        Thereafter on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the BookEntry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

                        The amount of any taxes required under
                        applicable law to be withheld from any
                        interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments directly to the beneficial owner of such Note.

                        The Trustee will be responsible for
                        withholding taxes or interest paid on Notes as required by applicable law.

    Preparation of      If any order to purchase a Book-Entry Note is
    Pricing of the      accepted by or on behalf Company, the Company
    Supplement:         will prepare a pricing supplement (a "Pricing
                        Supplement") reflecting the terms of such Note and will arrange to file 10 copies of such Pricing Supplement with the Commission in accordance with the allocable paragraph of Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), and will deliver the number of copies of such Pricing Supplement to the Agent as the Agent shall request by the close of business on the following Business
                        Day.  The Agent will cause such Pricing
                        Supplement to be delivered to the purchaser of the Note.

                        In each instance that a Pricing Supplement is prepared, the Agent receiving such Pricing Supplement will affix the Pricing Supplement to a Prospectus (as defined in the

                        Distribution Agreement) prior to its use.
                        Outdated Pricing Supplements will be
                        destroyed.

    Settlement:         The receipt by the Company of immediately
                        available funds in payment for a Book-Entry
                        Note and the authentication and issuance of the Global Security representing such Note shall constitute "settlement" with respect to such Note. All orders accepted by the Company will be settled on or before the fifth
                        Business Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the Company, the Trustee and the purchaser agree to settlement on another day.

    Settlement          Settlement Procedures with regard to each
    Procedures:         Book-Entry Note sold by the Company to or
                        through the Agent (except pursuant to a Terms
                        Agreement, as defined in the Distribution
                        Agreement) shall be as follows:

                        A.   The Agent will advise the Company by
                             telephone that such Note is a  Book-Entry
                             Note and of the following settlement
                             information:

                             1.   Principal amount.

                             2.   Maturity Date.

                             3.   In the case of a Fixed Rate Book-
                                  Entry Note, the Interest Rate, or,
                                  in the case of a Floating Rate Book-
                                  Entry Note, the Initial Interest
                                  Rate (if known at such time),
                                  Calculation Agent, Base Rate, Index
                                  Maturity, Interest Reset Period,
                                  Interest Reset Dates, Spread or
                                  Spread Multiplier (if any), Maximum
                                  Interest Rate (if any) and the
                                  Alternate Rate Event Spread (if
                                  any).

                             4.   The Interest Payment Date(s) and
                                  Interest Payment Period.

                             5.   Redemption provisions, if any.

                             6.   Original Issuance Date (Settlement
                                  date).

                             7.   Initial offering price.

                             8.   Agent's commission, if any,
                                  determined as provided in the
                                  Distribution Agreement.

                             9.   Any other applicable Terms.

                        B.   The Company will advise the Trustee by
                             telephone or electronic  transmission

                             (confirmed in writing at any time on the same date) of the information set forth in Settlement Procedure "A" above. The Company will then assign a CUSIP number to the Global Security representing such Note and will notify the Trustee and the Agent of such CUSIP number by telephone as soon as practicable.

                        C. The Trustee will enter a pending deposit message through DTC's Participant
                             Terminal System, providing the following settlement information to DTC, the Agent, Standard & Poor's Corporation and
                             Interactive Data Corporation:

                             1.   The information set forth in
                                  Settlement Procedure "A".

                             2.   The Initial Interest Payment Date
                                  for such Note, the number of days by
                                  which such date succeeds the related
                                  DTC Record Date (which in the case
                                  of Floating Rate Notes which reset
                                  daily or weekly, shall be the date
                                  five calendar days immediately
                                  preceding the applicable Interest
                                  Payment Date and, in the case of all
                                  other Notes, shall be the Regular
                                  Record Date as defined in the Note)
                                  and, if known, amount of interest
                                  payable on such initial Interest
                                  Payment Date.

                             3.   The CUSIP number of the Global
                                  Security representing such Note.

                             4.   The numbers of the partici- pants'
                                  accounts maintained by  DTC on
                                  behalf of the Trustee and the Agent.

                             5.   Whether such Global Security  will
                                  represent any other Book-Entry Note
                                  (to the extent known at such time).

                        D.   The Trustee will complete and
                             authenticate the Global Security
                             representing such Note.

                        E.   DTC will credit such Note to the
                             Trustee's participant account at  DTC.

                        F.   The Trustee will enter an SDFS deliver
                             order through DTC's Participant Terminal
                             System instructing DTC to (i) debit such Note to the Trustee's participant account and credit such Note to the Agent's participant account and (ii) debit the Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Note less the Agent's commission, if any. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that (a) the Global Security representing such Book-Entry Note has been issued and authenticated and (b) the Trustee is holding such Global Security pursuant to the Medium Term Note Certificate Agreement between the Trustee and DTC.

                        G.   Unless the Agent purchased such Note as
                             principal, the Agent will enter an SDFS
                             deliver order through DTC's Participant
                             Terminal System instructing DTC (i) to
                             debit such Note to the Agent's
                             participant account and credit such Note to the participant accounts of the Parti-cipants with respect to such Note and
                             (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Agent for an amount equal to the price of such Note.

                        H.   Transfers of funds in accordance with
                             SDFS deliver orders described in
                             Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                        I. The Trustee will credit to the account of the Company maintained at located in [New York City] Account No.
                                      (or at such other account at
                             such other bank in the United States as
                             the Company may, from time to time,
                             notify the Agents) in funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure "F".

                        J.   Unless the Agent purchased such Note as
                             principal, the Agent will confirm the
                             purchase of such Note to the purchaser
                             either by transmitting to the
                             Participants with respect to such Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

                        K.   Monthly, the Trustee will send to the
                             Company a statement setting forth the
                             principal amount of Notes Outstanding as of that date under the Indenture.

    Settlement          For sales by the Company of Book-Entry Notes
    Procedures          to or through the Agent (except pursuant to a
    Timetable:          Terms Agreement) for settlement on the first
                        Business Day after the sale date, Settlement
                        Procedures "A" through "J" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

                         Settlement
                         Procedure                    Time

                             A              11:00 A.M. on the sale
                        date
                             B              12:00 Noon on the sale
                        date
                             C              2:00 P.M. on the sale date
                             D              9:00 A.M. on settlement
                        date
                             E              10:00 A.M. on settlement
                        date
                             F-G            2:00 P.M. on settlement
                        date
                             H              4:45 P.M. on settlement
                        date
                             I-J            5:00 P.M. on settlement
                        date

                        If a sale is to be settled more than one
                        Business Day after the sale date, Settlement
                        Procedures "A", "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M., 12:00 noon and 2:00 P.M., (New York City time) respectively, on the first Business Day after the sale date. If the Initial Interest Rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedure "B" and "C" shall be completed as soon as such rate has been determined but no later than 12:00 noon and 2:00 P.M. (New York City time), respectively, on the second Business Day before the settle-ment date. Settlement Procedure "H" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

                        If settlement of a Book-Entry Note is
                        rescheduled or cancelled, the Trustee, after receiving notice from the Company or the Agent, will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. (New York City time) on the Business Day immediately preceding the scheduled settlement date.

    Failure to          If the Trustee fails to enter an SDFS deliver
    deliver Settle:     order with respect to a Book-Entry Note
                        pursuant to Settlement Procedure "F", upon written direction from the Company, the Trustee may deliver to DTC, through DTC's
                        Participant Terminal System, as soon as
                        practicable a withdrawal message instructing
                        DTC to debit such Note to the Trustee's
                        participant account, provided that the
                        Trustee's participant account contains a principal amount of the Global Security representing such Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Trustee will mark such Global Security "cancelled", make appropriate entries in the Trustee's records and send such cancelled Global Security to the Company. The
                        CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, the Trustee will exchange such Global Security for two Global
                        Securities, one of which shall represent such Book-Entry Note or Notes and shall be cancelled immediately after issuance and the other of which shall represent the remaining
                        Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global
                        Security.

                        If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "F" and "G", respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph.

                        Notwithstanding the foregoing, upon any
                        failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect.

                        In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedures "D" and "F", for the authentication and issuance of a Global Security representing the Book-Entry Notes to be represented by such Global Security and will make appropriate entries in its records.

    Risk of Funds by    Nothing herein shall be deemed to require the
    Trustee:            Trustee to risk or expend its own funds in
                        connection with any payments to the Company, the Agents or DTC or any holder, it being understood by all parties that payments made by the Trustee to the Company or the Agents, or DTC, or any holder shall be made only to the extent that funds are provided to the Trustee for such purpose.


           PART II:  ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

    Issuance:           Each Note will be dated and issued as of the
                        date of its authentication by the Trustee.
                        Each Note will bear an Original Issue Date, which will be (i) with respect to an Original
                        Note (or any portion thereof), its original issuance date (which will be the settlement date) and (ii) with respect to any Note (or portion thereof) issued subsequently upon transfer or exchange of a Note or in lieu of a destroyed, lost or stolen Note, the original issuance date of the predecessor Note, regardless of the date of authentication of such subsequently issued Note. The principal of and interest on the Notes will be payable in U.S. dollars only.

    Registration:       Notes will be issued only in fully registered
                        form without coupons.

    Transfers and or    A Note may be presented for transfer exchange
    Exchanges:          at the principal corporate trust office of the
                        Trustee in the City of New York. Notes will be exchangeable for other Notes having identical terms but different denominations without service charge. Notes will not be exchangeable for Book-Entry Notes.

    Maturities:         Each Note will mature on a date from nine
                        months to 30 years from its date of issue.

    Denomination:       Unless otherwise specified in the applicable
                        Pricing Supplement, the denomination of any Note will be a minimum of $100,000 or any amount in excess thereof that is an integral multiple of $1,000.

    Interest:           General.  Interest on each Note will accrue
                        from and including the Original Issue Date of such Note for the first interest period and from the most recent date to which interest has been paid for all subsequent interest periods. Each payment of interest on a Note will include interest accrued to but excluding the Interest Payment Date; provided that in the case of Floating Rate Notes which reset daily or weekly, interest payment will include interest accrued to and including the Regular
                        Record Date immediately preceding the Interest
                        Payment Date, except that at maturity or earlier redemption, the interest payable will include interest accrued to, but excluding, the Maturity Date or the date of redemption or repayment, as the case may be.

                        Fixed Rate Notes. Unless otherwise specified pursuant to Settlement Procedure "A" below, interest payments on Fixed Rate Notes, will be made semi-annually on March 15 and September 15 of each year and at maturity or upon any earlier redemption; provided, however, that if an Interest Payment Date for a Fixed Rate Note would otherwise be a day that is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment from and after such Interest Payment Date; and provided, further, that in the case of Fixed Rate Notes issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

                        Floating Rate Notes. Interest payments will be made on Floating Rate Notes weekly, monthly, quarterly, semi-annually or annually. Interest will be payable, in the case of Floating Rate Notes with a daily, weekly or monthly Interest Reset Date, on the third Wednesday of each month, on the third Wednesday of March, June, September and December or on the third Wednesday of June and December, as specified pursuant to Settlement Procedure "A" below; in the case of Notes with a quarterly Interest Reset Date, on the third Wednesday of March, June, September and December of each year; in the case of Notes with a semi-annual Interest Reset Date, on the third Wednesday of the two months of each year specified pursuant to Settlement Procedure "A" below; and in the case of Notes with an annual Interest Reset Date, on the third Wednesday of the month of each year specified pursuant to Settlement Procedure "A" below; provided, however, that if an Interest Payment Date for Floating Rate Notes would otherwise be a day that is not a Business Day, such Interest Payment Date will be the next succeeding Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the Business Day immediately preceding such day that would have otherwise been such Interest Payment Date; and provided, further, that in the case of a Floating Rate Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

    Calculation of      Fixed  Rate  Notes.   Unless  otherwise
    Interest:           specified in a Pricing Supplement, interest on
                        Fixed Rate Notes (including interest for partial periods) will be calculated on the basis of a year of twelve thirty-day months.

                        Floating Rate Notes.  Interest rates on
                        Floating Rate Notes will be determined as set forth in the form of such Notes. Unless otherwise specified in a Pricing Supplement, interest on Floating Rate Notes will be calculated on the basis of actual days elapsed and a year of 360 days except that in the case of Treasury Rate Notes, interest will be calculated on the basis of the actual number of days in the year.

    Payments of         The Trustee will pay the principal amount and
    Principal and       premium, if any, of each Note at maturity or
    Interest:           upon redemption or upon presentation and sur-
                        render of such Note to the Trustee. Such payment, together with payment of interest due at maturity of such Note, will be made in funds available for immediate use by the Trustee and in turn by the holder of such Note by check or, at the option of the holder, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Trustee not later than the 10 calendar days prior to the Maturity
                        Date or redemption date. Notes presented to the Trustee at maturity or upon redemption for payment will be cancelled by the Trustee and delivered to the Company with a certificate of cancellation. All interest payments in U.S.
                        dollars on a Note (other than interest due at maturity or upon redemption) will be made by check drawn on the Trustee (or another Person appointed by the Trustee) and mailed by the Trustee to the Person entitled thereto as provided in such Note and the Indenture;
                        provided, however, that the holder of (or the equivalent thereof in another currency or composite currency) $10,000,000 or more of Notes having the identical terms and provisions will be entitled to receive payment by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Trustee not later than the Regular Record Date applicable to such Interest Payment Date.
                        Interest payments on Notes in a Specified
                        Currency other than U.S. dollars will be made by check or, at the option of the holder of the Note, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Trustee not later than the Regular Record Date applicable to such Interest Payment Date.
                        Following each Regular Record Date, the
                        Trustee will furnish the Company with a list of interest payments to be made on the following Interest Payment Date for each Note and in total for all Notes. Interest at maturity will be payable to the person to whom the payment of principal is payable. The
                        Trustee will provide monthly to the Company lists of principal and interest to be paid on Notes maturing in the next month. The Trustee will be responsible for withholding taxes on interest paid on Notes as required by applicable law.

                        If any Interest Payment Date or the Maturity
                        Date or redemption date of a Fixed Rate Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date, Maturity Date or redemption date, as the case may be. If any Interest Payment Date or the Maturity Date or redemption date for any Floating Rate Note would fall on a day that is not a Business Day, such Interest Payment Date or the Maturity Date or redemption date will be the following day that is a Business Day with respect to such Note, and interest shall accrue to, but not including, such next succeeding Business Day except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date or the Maturity Date or redemption date shall be the Business Day immediately preceding the day that would otherwise have been such Interest Payment Date or Maturity Date or redemption date with respect to such LIBOR Note.

    Preparation         If any order to purchase a Note is accepted by
    of Pricing          or on behalf of the Company, the Company will
    Supplement:         prepare a pricing supplement (a "Pricing
                        Supplement") reflecting the terms of such Note and will arrange to file 10 copies of such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act, will deliver the number of copies of such Pricing Supplement to the Agent which solicited such offer to purchase as such Agent shall request by the close of business on the following Business
                        Day.  Such Agent will cause such Pricing
                        Supplement to be delivered to the purchaser of the Note.

                        In each instance that a Pricing Supplement is prepared, such Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements will be destroyed.

    Settlement:         The receipt by the Company of immediately
                        available funds in exchange for an
                        authenticated Note delivered to the Agent which solicited such offer to purchase and such Agent's delivery of such Note against receipt of immediately available funds shall constitute "settlement" with respect to such Note. All orders accepted by the Company will be settled on or before the fifth Business Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the Company, the Trustee and the purchaser agree to settlement on another date.

    Settlement          Settlement Procedures with regard to each Note
    Procedures:         sold by the Company to or through an Agent
                        (except pursuant to a Terms Agreement) shall be as follows:

                        A.   The Agent which solicited such offer to
                             purchase will advise the Company by
                             telephone the following settlement
                             information:

                             1.   Name in which such Note is to be
                                  registered ("Registered Owner").

                             2.   Address of the Registered Owner and
                                  address for payment of principal and
                                  interest.

                             3.   Taxpayer identification number of
                                  the Registered Owner (if available).

                             4.   Principal amount.

                             5.   Maturity Date.

                             6.   In the case of a Fixed Rate Note,
                                  the Interest Rate, or, in the case
                                  of a Floating Rate Note, the Initial
                                  Interest Rate (if known at such
                                  time), Calculation Agent, Base Rate,
                                  Index Maturity, Interest Reset
                                  Period, Interest Reset Dates, Spread
                                  or Spread Multiplier (if any),
                                  Minimum Interest Rate (if any),
                                  Maximum Interest Rate (if any), and
                                  the Alternate Rate Event Spread (if
                                  any).

                             7.   The Interest Payment Date(s) and
                                  Interest Payment Period.

                             8.   Redemption provisions, if any.

                             9.   Original issuance date (Settlement
                                  Date).

                             10.  Initial Offering price.

                             11.  Agent's commission, if any,
                                  determined as provided in the
                                  Distribution Agreement between the
                                  Company and such Agent.

                             12.  Denominations.

                             13.  If applicable, wire transfer
                                  instructions, including name of
                                  banking institution where transfer
                                  is to be made and account number.

                             14.  Any other applicable terms.

                        B.   The Company will advise the Trustee by
                             telephone or electronic transmission

                             (confirmed in writing at any time on the sale date) of the information set forth in Settlement Procedure "A" above.

                        C.   The Company will have delivered to the
                             Trustee a pre-printed four-ply packet for such Note, which packet will contain the following documents in forms that have been approved by the Company, such Agent and the Trustee:

                             1.   Note with customer confirmation.

                             2.   Stub One - For the Agent.

                             3.   Stub Two - For such Trustee.

                             4.   Stub Three - For the Company.

                        D.   The Trustee will complete such Note and
                             authenticate such Note and deliver it
                             (with the confirmation) and Stubs One and
                             Two to such Agent, and such Agent will
                             acknowledge receipt of the Note by
                             stamping or otherwise marking Stub Two
                             and returning it to the Trustee.  Such
                             delivery will be made only against such
                             acknowledgment of receipt and evidence
                             that instructions have been given by such
                             Agent for payment to the account of the
                             Company at                      , Account
                             No.           (or at such other account
                             at such other bank in the United States
                             as the Company may, from time to time,
                             notify the Agents), in funds available
                             for immediate use, of an amount equal to the price of such Note less such Agent's commission, if any. In the event that the instructions given by such Agent for payment to the account of the Company are revoked, the Company will as promptly as possible wire transfer to the account of such Agent an amount of immediately available funds equal to the amount of such payment made.

                        E. Unless such Agent purchased such Note as principal, such Agent will deliver such Note (with confirmation) to the customer against payment in immediately available funds. Such Agent will obtain the acknowledgment of receipt of such Note by retaining Stub One.

                        F.   The trustee will send Stub Three to the
                             Company by first-class mail.
                             Periodically, the Trustee will also send to the Company a statement setting forth the principal amount of the Notes Outstanding as of that date under the Indenture.

    Settlement          For sales by the Company of Notes to or
    Procedures          through an Agent (except pursuant to a Terms
    Timetable:          Agreement), Settlement Procedures "A" through
                        "F" set forth above shall be completed on or before the respective times (New York City time) set forth below:

                        Settlement
                        Procedure           Time

                             A         2:00 P.M. on the second
                                       Business Day before settlement
                                       date
                             B         3:00 P.M. on the second
                                       Business Day before settlement
                                       date
                             C-D       2:15 P.M. on settlement date
                             E         3:00 P.M. on settlement date
                             F         5:00 P.M. on settlement date

    Failure to          If a purchaser fails to accept delivery of or
    Settle:             make payment for any Note, the Agent which
                        solicited the offer to purchase such Note will notify the Company and the Trustee by telephone and return such Note to the Trustee.
                        Upon receipt of such notice, the Company will immediately wire transfer to the account of such Agent an amount equal to the amount previously credited thereto in respect of such Note. Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If the failure shall have occurred for any reason other than a default by such Agent in the performance of its obligations hereunder and under the
                        Distribution Agreement with the Company, then the Company will reimburse the Agent or the Trustee, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Company. Immediately upon receipt of the Note in respect of which such failure occurred, the Trustee will mark such Note "cancelled", make appropriate entries in the Trustee's records and send such Note to the Company.

    Risk of Funds by    Nothing herein shall be deemed to require the
    Trustee:            Trustee to risk or expend its own funds in
                        connection with any payments to the Company, the Agents or any holder, it being understood by all parties that payments made by the Trustee to the Company or the Agents or any holder shall be made only to the extent that funds are provided to the Trustee for such purpose.